As filed with the Securities and Exchange Commission on May 20, 1994
                                                 Registration No.

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM S-8
                       REGISTRATION STATEMENT
                               Under
                     THE SECURITIES ACT OF 1933


                   FIRST FIDELITY BANCORPORATION
             (Exact name of issuer as specified in its charter)
              New Jersey                       22-2826775
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
       incorporation of organization)

                          2673 Main Street
                  Lawrenceville, New Jersey 08648
                 (Address of principal executive offices)
                   FIRST FIDELITY BANCORPORATION
               STOCK OPTION AND RESTRICTED STOCK PLAN
                       (Full title of the plan)

                     JAMES L. MITCHELL, ESQUIRE
                   First Fidelity Bancorporation
                          550 Broad Street
                     Newark, New Jersey  07102
                  (Name and address of agent for service)
                           (201) 565-7119
        (Telephone number, including area code, of agent for service)

                              Copy to:
                         JAMES W. JENNINGS
                      Morgan, Lewis & Bockius
                       2000 One Logan Square
                    Philadelphia, PA  19103-6993
                           (215) 963-5276

                  CALCULATION OF REGISTRATION FEE

   Title of         Number of     Proposed    Proposed        Amount of
   securities to    shares to be  maximum     maximum         registration
   be registered    registered    offering    aggregate       fee
                    (1)           price per   offering
                                  share (2)   price (2)

   Common           2,000,000     $45.0625   $90,125,000      $31,076
   Stock, Par
   Value $1.00
   per share

  (1) Each share of Common Stock covered by this registration statement has attached thereto one Right to Purchase Series E Junior Participating Preferred Stock of First Fidelity Bancorporation and such Rights are included in this registration statement. Because the Rights are issued for no additional consideration, no additional registration fee is required.

  (2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration

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       fee, based upon the average of the reported high and low
       sales prices for a share of Common Stock on May 13, 1994, as reported on the New York Stock Exchange.



























































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                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Pursuant to General Instruction E of Form S-8, the contents of the Company's earlier Registration Statement on Form S-8 (Registration No. 33-48712), filed with the
  Securities and Exchange Commission on June 22, 1992, are incorporated herein by reference and the following information is also provided.

  Item 8.   Exhibits.

       The following is a list of exhibits filed as part of this Registration Statement.

  Exhibit
  Number                   Exhibit

   5.1           Opinion of Morgan, Lewis & Bockius

  15.1 Letter of KPMG Peat Marwick regarding unaudited interim financial information.

  23.1           Consent of KPMG Peat Marwick

  23.2           Consent of Morgan, Lewis & Bockius
                 (included in Exhibit 5.1).

  24.1           Power of Attorney






























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                             SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey on May 19, 1994.

                                FIRST FIDELITY BANCORPORATION



                                By:   /s/James L. Mitchell

                                     James L. Mitchell
                                     Executive Vice President,
                                     General Counsel and Secretary



       Pursuant  to the  requirements of  the  Securities Act  of
  1933, as amended,  this Registration Statement has  been signed below by the  following persons in  the capacities  and on  the dates indicated.
   Signature                     Title             Date


        *                        Chairman of the   May 19, 1994
   Anthony P. Terracciano        Board, President
                                 and Chief Execu-
                                 tive Officer

        *                        Director          May 19, 1994
   Louis E. Azzato


        *                        Director          May 19, 1994
   Edward E. Barr


        *                        Director          May 19, 1994
   Roland K. Bullard, II

        *                        Director          May 19, 1994
   Lee A. Butz





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   Signature                     Title             Date


        *                        Director          May 19, 1994
   Luther R. Campbell, Jr.

        *                        Director          May 19, 1994
   John Gilray Christy


                                 Director          May 19, 1994
   James G. Cullen

        *                        Director          May 19, 1994
   Gonzalo de Las Heras

        *                        Director          May 19, 1994
   E. James Ferland


                                 Director          May 19, 1994
   Arthur M. Goldberg

                                 Director          May 19, 1994
   Leslie E. Goodman

        *                        Director          May 19, 1994
   Frank M. Henry


                                 Director          May 19, 1994
   Juan Rodriguez Inciarte


                                 Director          May 19, 1994
   John R. Kennedy


                                 Director          May 19, 1994
   Rocco J. Marano


                                 Director          May 19, 1994
   James D. Morrissey, Jr.


        *                        Director          May 19, 1994
   Joseph Neubauer

        *                        Director          May 19, 1994
   Peter C. Palmieri



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   Signature                     Title             Date


        *                        Principal Finan-  May 19, 1994
   Wolfgang Schoellkopf          cial Officer and
                                 Director

        *                        Director          May 19, 1994
   Robert Montgomery Scott


        *                        Director          May 19, 1994
   Rebecca Stafford


        *                        Director          May 19, 1994
   Sefton Stallard

        *                        Director          May 19, 1994
   Bernard C. Watson


        *                        Principal         May 19, 1994
   Anthony R. Burriesci          Accounting
                                 Officer
   *By:/s/James L. Mitchell
       James L. Mitchell
       Attorney-in-fact

























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                         INDEX TO EXHIBITS


  Exhibit
  Number    Document


   5.1*     Opinion of Morgan, Lewis & Bockius

  15.1* Letter of KMPG Peat Marwick regarding unaudited financial information

  23.1*     Consent of KPMG Peat Marwick

  23.2      Consent of Morgan, Lewis & Bockius
            (included in Exhibit 5.1)

  24.1*     Power of Attorney


  *  Filed herewith.
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